EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of Boca Resorts, Inc. (the “Company”) for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ H. Wayne Huizenga

H. Wayne Huizenga
Chairman (Principal Executive Officer)
February 3, 2003

/s/ Wayne Moor

Wayne Moor
Senior Vice President, Treasurer and
Chief Financial Officer (Principal Financial Officer)
February 3, 2003